Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of December 30, 2024, is between SONO GROUP N.V., a Dutch public limited liability company (the “Company”), and YA II PN, LTD. (the “Investor”). The Company and the Investor may each be referred to herein as a “Party” or, collectively, as the “Parties.”

WITNESSETH

WHEREAS, the Investor is the holder of (i) a convertible debenture issued on December 7, 2022 in the original principal amount of $11,100,000 and designated as “SEV-1,” (“Debenture 1”), (ii) a convertible debenture issued on December 8, 2022 in the original principal amount of $10,000,000 and designated as “SEV-2,” (“Debenture 2”), and (iii) a convertible debenture issued on December 20, 2022 in the original principal amount of $10,000,000 and designated as “SEV-3,” (“Debenture 3,” and collectively with Debenture 1 and Debenture 2, the “2022 Debentures”);

WHEREAS, as of the date hereof, the aggregate outstanding balance owed under the 2022 Debentures is as set forth on Schedule 3(p) attached hereto.

WHEREAS, the Investor is the holder of (i) a convertible debenture issued on February 5, 2024 in the original principal amount of $4,317,600 and designated as “SEV-4,” (“Debenture 4”), (ii) a convertible debenture issued on August 30, 2024 in the original principal amount of $3,338,100 and designated as “SEV-5,” and (iii) a convertible debenture in the original principal amount of $5,000,000 and designated as “SEV-6” (“Debenture 6,” and collectively with Debenture 4 and Debenture 5, the “2024 Debentures”);

WHEREAS, as of the date hereof, the aggregate outstanding balance owed under the 2024 Debentures is as set forth on Schedule 3(p) attached hereto.

WHEREAS, the Management Board of the Company (the “Board”) has resolved to issue preferred stock of the Company consisting of 1,242 shares, each having a nominal value of three hundred euro (EUR 300) (each such share, a “Preferred Share”) which are convertible into ordinary shares of the Company, each having a nominal value of one eurocent (EUR 0.01) (the “Ordinary Shares”) pursuant to the articles of association of the Company as they will read as of the Closing Date (as defined herein), with each Preferred Shares convertible into thirty thousand (30,000) Ordinary Shares (the “Conversion Ratio”).

WHEREAS, the Company and the Investor desire to enter into this transaction (A) for the exchange of (i) the 2022 Debentures for 801 validly issued, fully paid, and non-assessable Preferred Shares of the Company, and (ii) the 2024 Debentures for 441 validly issued, fully paid, and non-assessable Preferred Shares of the Company, in each case pursuant to an applicable exemption from registration under the rules and as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Preferred Shares and the Ordinary Shares issuable upon the conversion of the Preferred Shares (as converted, the “Conversion Shares”) are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	TERMS OF THE EXCHANGE.

(a)                Exchange of Debentures for the Preferred Shares. On the date upon which all the conditions precedent set forth in Section 1(e) shall have been satisfied (such date being referred to herein as the “Closing Date”), upon the terms and subject to the conditions set forth herein, the Company agrees to issue to the Investor an aggregate of 1,242 Preferred Shares solely in exchange for the surrender and cancellation of (i) the 2022 Debentures and (ii) 2024 Debentures by the Investor, and for no additional consideration (collectively, the “Exchange”).

(b)                Closing Deliverables. On the Closing Date, the Company shall deliver or cause to be delivered to the Investor the following: (i) this Agreement, and (ii) a total of 1,242 Preferred Shares, duly issued to the Investor and registered in the name of the Investor in the Company's shareholder's register. On or prior to the Closing Date, the Investor shall deliver or cause to be delivered to the Company the following: (i) this Agreement and (ii) the 2022 Debentures and the 2024 Debentures for cancellation.

(c)                Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and the Investor set forth in Sections 2 and 3 of this Agreement, the Parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.

(d)                Registration Rights. The Company confirms that the Conversion Shares shall be subject to any registration rights the Investor may have with the Company, including those provided by the Registration Rights Agreement, dated December 7, 2022, by and between the Company and the Investor (the “Registration Rights Agreement”); provided that the Company and Investor shall work together in good faith to give effect to those rights as necessary given the Company is not currently listed on a national securities exchange.

(e)                Closing Conditions.

(i)              The obligations of the Company hereunder in connection with the closings on the Closing Date, are subject to the following conditions being met: (1) the accuracy in all material respects on the Closing Date of the representations and warranties of the Investor contained herein (unless as of a specific date therein in which case they shall be accurate as of such date), (2) all obligations, covenants and agreements of the Investor required to be performed at or prior to the Closing Date shall have been performed; and, (3) the delivery by the Investor of the items set forth in Section 1(b) of this Agreement.

(ii)            The obligations of the Investor hereunder in connection with the closings on the Closing Date are subject to the following conditions being met: (1) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date), (2) the delivery by the Company of the items set forth in Section 1(b) of this Agreement; (3) the Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the issuance of the Securities, including without limitation, those required by the OTCQB, if any, (4) the Company shall have received notice from Nasdaq that the Company has met all the applicable requirements for the listing of its Ordinary Shares on the Nasdaq Capital Market, (5) the article of incorporation shall have been amended to introduce the Preferred Shares in the capital of the Company, and (6) the Investor shall have received evidence of the approval of the Board in a form satisfactory to the Investor for the transactions contemplated hereby.

2.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor hereby represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a)             Investment Purpose. The Investor is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. “Person” means an individual, corporation, limited liability company, association, partnership, limited partnership, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, or other entity and any Governmental Entity (as defined below).

(b)                Accredited Investor Status. The Investor is an institutional “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)                 Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities pursuant to applicable United States securities laws.

(d)                Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)                 Transfer or Resale. The Investor understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Investor provides the Company with reasonable assurances (in the form of seller and broker representation letters) and a legal opinion under Section 2(e)(i)(B) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(f)                 Legends. The Investor agrees to the imprinting, so long as it is required by this Section 2(f), of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES FOR WHICH THIS CERTIFICATE HAS BEEN ISSUED AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE, IF APPLICABLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THOSE SECURITIES INTO WHICH THEY ARE CONVERTIBLE, IF APPLICABLE, HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS

Certificates for the Conversion Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such Conversion Shares is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Investor agrees that the removal of the restrictive legend from certificates for Securities as set forth in this Section 3(f) is predicated upon the Company’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(g)                Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(h)                Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)                  No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

(j)                 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the Securities.

(k)                Tax Consequences. The Investor acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Investor which will result from entering into the Agreement and from consummation of the Exchange. The Investor acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

(l)                 Not an Affiliate. The Investor is not (i) an officer or director of the Company or any of its Subsidiaries (as defined herein), (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the Ordinary Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(m)              No Encumbrances or Rights. The Investor is the legal and beneficial owner of the 2022 Debentures and the 2024 Debenture, and has continuously held such securities since their issuance. The 2022 Debentures and the 2024 Debentures are free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances.

(n)                Certain Trading Activities. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company's securities) during the period commencing as of the time that the Investor first contacted the Company or the Company's agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Investor.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby makes the representations and warranties set forth below to the Investor:

(a)                Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and, except as disclosed in the SEC Documents (as defined herein), in good standing (to the extent good standing is a known concept in the applicable jurisdiction) under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (to the extent good standing is a known concept in the applicable jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)                Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and any other Transaction Documents and to issue the Preferred Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and any other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Preferred Shares), have been duly authorized by the Board and the Company’s supervisory board (the “Supervisory Board”) and no further filing, consent or authorization is required by the Company, the Board, the Supervisory Board, the Company’s general meeting of shareholders or any Governmental Entity (as defined below). This Agreement has been, and any other Transaction Documents to which the Company is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, and any other agreements and instruments entered into by the Company and the Investor or delivered by the Company in connection with the transactions contemplated hereby, as may be amended from time to time.

(c)                Issuance of Securities. The issuance of the Preferred Shares has been duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Preferred Shares shall be validly issued, fully paid and nonassessable (meaning that the holders of the Preferred Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Securities) and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. On the Closing Date, the articles of association of the Company will be amended to introduce Preferred Shares in the capital of the Company. Pursuant to those amended articles of association, each Preferred Share is convertible into 30,000 Ordinary Shares. Upon conversion of the Preferred Shares in accordance with their terms, the Conversion Shares, will be validly issued, fully paid and nonassessable (meaning that the holders of the Conversion Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Conversion Shares) and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares.

(d)                No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, the Conversion Shares, and the reservation for issuance of the Conversion Shares from the Company’s authorized share capital) will not (i) result in a violation of the Company’s articles of association, or other organizational documents of the Company, or any capital stock or other securities of the Company (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company's incorporation or in which it or its Subsidiaries operate and the rules and regulations of the OTCQB and including all applicable laws, rules and regulations of the country of incorporation of the Company) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.

(e)                Consents. The Company is not required to obtain any material consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the OTCQB), any Governmental Entity (as defined below) or any regulatory or self regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to each Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the OTCQB and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Ordinary Shares in the foreseeable future. The issuance of all of the Securities hereunder does not require obtaining the approval of the OTCQB, the stockholders of the Company or any other Person or Governmental Entity. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasigovernmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multinational organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)                  Acknowledgment Regarding Investor's Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an "affiliate" (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Ordinary Shares (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that neither the Investor (nor any affiliate of the Investor) is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g)                SEC Documents; Financial Statements. Since December 31, 2023, the Company has filed all reports and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein are hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Investor or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. To the best of the Company’s knowledge, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the best of the Company’s knowledge, as of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, consistently applied, during the periods involved (except, if applicable, (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, to the best of the Company’s knowledge, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal yearend audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with IFRS and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(h)                Absence of Certain Changes. Since the date of the Company's most recent audited financial statements contained in its Form 20-F, and except as disclosed in the SEC Documents that have been filed after the date of such Form 20-F, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company's most recent audited financial statements contained in its Form 20-F, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(i)                  No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that has not been publicly disclosed or disclosed with the Investor at an earlier moment in time and would reasonably be expected to have a Material Adverse Effect.

(j)                  Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, nor any other person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable antibribery or anticorruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(k)                Equity Capitalization.

(i)                      Definitions:

(A)                 “High Voting Shares” means (i) as of the date hereof, the Company's high voting shares, nominal value of one euro and fifty eurocents (EUR 1.50) per share that form part of the Company’s authorized and/or issued share capital from time to time, as applicable and (ii) after giving effect to a 1-for-75 reverse share split (the “Proposed Reverse Share Split”), the Company’s high voting shares, nominal value 25 eurocent (EUR 0.25) per share that form part of the Company’s authorized and/or issued share capital from time to time, as applicable.

(ii)                   Authorized Share Capital. As of the date hereof, the authorized share capital of the Company consists of (A) 320,000,000 Ordinary Shares, of which, 105,740,729 are issued and outstanding, (B) 4,000,000 High Voting Shares, of which 3,000,000 are issued and outstanding, and (C) zero Preferred Shares.

(iii)                 Valid Issuance; Available Shares. All of such outstanding shares in the Company's capital are duly authorized and have been validly issued and are fully paid and non-assessable (meaning that the holders of those shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such shares).

(iv)                 Authorized Share Capital. After giving effect to the Proposed Reverse Share Split and the consummation of the transactions contemplated by this Agreement, the authorized share capital of the Company will consist of (A) 120,000,000 Ordinary Shares, (B) 50,000 High Voting Shares, and (C) 1,250 Preferred Shares.

(v)                   Organizational Documents. The Company has furnished to the Investor or filed on EDGAR true, correct and complete copies of the Company's Articles of Association, as amended and as in effect on the date hereof (the “Articles of Association”).

(l)                  Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(m)             Sanctions Matters.  Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate of the Company or any of its Subsidiaries, has ever had funds blocked by a United States bank or financial institution, temporarily or otherwise, as a result of OFAC concerns.

(n)                No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(o)                Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. The Company covenants and represents to the Investor that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Investor or any other Person in connection with the transactions contemplated by this Agreement.

(p)                Rule 144. The Company represents to, and agrees with, the Investor, that the Preferred Shares issued to the Investor hereunder are being acquired from the Company solely in exchange for the Investor’s 2022 Debentures and the Investor’s 2024 Debentures, and that full purchase price for the Investor’s initial acquisition of the applicable 2022 Debenture or 2024 Debenture was paid on the initial acquisition date set forth on Schedule 3(p) attached hereto corresponding to such debenture. The Company agrees that, except as may be required of it as a result of a change in the law or SEC regulations occurring after the date hereof, it will not assert anything to the contrary to this Section 3(p).

4.	COVENANTS.

(a)             Reporting Status. For the period beginning on the date hereof and ending 90 days following the date upon which the Investor has made its last conversion of Preferred Shares into Conversion Shares (the “Reporting Period”), the Company shall use its best efforts file on a timely basis all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(b)            Listing. As soon as possible after the Closing Date, the Company shall secure the listing or designation for quotation (as the case may be) of its Ordinary Shares and all of the Conversion Shares upon the Nasdaq Capital Market (or such other national securities exchange or automated quotation system, if any, as may be agreed by the Investor, each an “Eligible Market”), subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of the Ordinary Share and all the Conversion Shares issuable from time to time under the terms of the Transaction Documents on such Eligible Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares on an Eligible Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(b). If, at any time during the Reporting Period, the issuance of Conversions Shares shall be subject to any limitations by the rules and regulations of any Eligible Market, then the Company shall use its commercially reasonable efforts to promptly call and hold a special meeting of stockholders for the purpose of seeking the approval of its stockholders as required by the applicable rules of the Eligible Market, for issuances of shares in excess of any such limitations, and the Board of shall recommend that the Company’s stockholders vote in favor of such resolution.

(c)             Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first Business Day after the date of this Agreement, the Company shall file with the SEC a current report on Form 6-K (including all exhibits thereto, the “Current Report”) disclosing (i) all the material terms of the transactions contemplated by the Transaction Documents and attaching all the material Transaction Documents (including, without limitation, this Agreement and all schedules to this Agreement) as exhibits, and (ii) all material nonpublic information concerning the Company disclosed to the Investor. From and after the filing of the Current Report, the Investor shall not be in possession of any material non-public information concerning the Company disclosed to the Investor by the Company or its representatives. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting securities transactions. In addition, effective upon the filing of the Current Report the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents, or any information related to the Company or any Subsidiary, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of the Investor (which may be granted or withheld in the Investor's sole discretion). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(d)            Short Selling. The Investor hereby agrees that it shall not directly or indirectly, engage in any Short Sales involving the Company’s securities at any time during the Reporting Period. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

(e)                Trading Information. Upon the Company’s request, the Investor agrees to provide the Company with trading reports setting forth the number and average sales prices of Ordinary Shares sold by the Investor in the prior trading week along with the total aggregate number of Ordinary Shares traded on each Trading Day. “Trading Day” means a day on which the Ordinary Shares are quoted or traded on an Eligible Market on which the Ordinary Shares are then quoted or listed; provided, that in the event that the Ordinary Shares are not listed or quoted, then Trading Day shall mean a Business Day.

(f)                 Certain Issuances, Agreements, and Charter Amendments. For the period beginning on the date hereof and ending upon the date the Investor has made its last conversion of Preferred Shares into Conversions Shares, unless the Investor shall have given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the date hereof) to, directly or indirectly (i) amend its charter documents, including, without limitation, its Articles of Association, in any manner that materially and adversely affects any rights of the holders of the Preferred Shares, (ii) make any payments in respect of any related party debt, (iii) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, (iv) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any lien, security interest, option or other charge or encumbrance of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, (v) redeem any shares of its capital stock or issue any Preferred Shares, other than to or from the Investor, (vi) enter into, agree to enter into, or effect, any Variable Rate Transaction other than with the Investor, (vii) create any shares, issue any shares, or reclassify any existing shares into any series of shares, senior to or on parity with the Preferred Shares as to liquidation, or conversion, or (viii) become subject to any agreement that would materially restrict the Company’s ability to perform its obligations under the terms of the Preferred Shares.

“Permitted Indebtedness” shall mean (i) any indebtedness existing on the initial date of this Agreement, (ii) indebtedness to trade creditors incurred in the ordinary course of business, (iii) indebtedness incurred solely for the purpose of financing the acquisition or lease of any equipment, including capital lease obligations with no recourse other than to such equipment; (iv) any Indebtedness not existing at the time hereof and not covered in (i) through (iii) above not to exceed an aggregate of Two Hundred Fifty Thousand Dollars ($250,000) at any one time;

“Permitted Liens” shall mean (i) inchoate liens for taxes, assessments or governmental charges or levies (A) not yet due, as to which the grace period, if any, related thereto has not yet expired, or (B) being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (ii) liens of carriers, materialmen, warehousemen, mechanics and landlords and other similar liens which secure amounts which are not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established; (iii) licenses, sublicenses, leases or subleases granted to other persons not materially interfering with the conduct of the business of the Company or any Subsidiary; (vi) liens incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, pension liabilities and social security benefits and liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (vii) liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) and contractual set-off rights held by such banking institution and which are within the general parameters customary in the banking industry and only burdening deposit accounts or other funds maintained with a creditor depository institution.

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Ordinary Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (ii) enters into any agreement, including but not limited to an “equity line of credit,” or other continuous offering or similar offering of Ordinary Shares.

(g)                Limitations on Conversion of Preferred Shares. The Investor shall not have the right to convert any Preferred Shares to the extent that after giving effect to such conversion the Investor, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Ordinary Shares or the voting power of the Ordinary Shares outstanding immediately after giving effect to such conversion. The ownership limitations in this Section 4(g) may be waived by the Investor upon not less than 65 days prior notice to the Company.

(h)                Conversion Repurchase for No Consideration. In connection with the conversion of each Preferred Share, the effective conversion price (“Effective Conversion Price”) shall be a price per share equal to 85% of the lowest daily volume weighted average price of the Ordinary Shares during the 10 Trading Days immediately preceding the date of the conversion notice, subject to a floor price (the “Floor Price”) equal to 20% of the closing price of the Ordinary Shares immediately prior to the date hereof. Upon the conversion of each Preferred Share, the Investor shall surrender the Preferred Share being converted, plus the Investor will automatically sell and transfer to the Company for no consideration (the “Repurchase”) additional Preferred Shares such that the total number of Preferred Shares surrendered and subject to the Repurchase shall be equal to (a) the total number of Ordinary Shares issuable upon such conversion, multiplied by (b) the Effective Conversion Price, divided by (c) 30,000. The Parties acknowledge that pursuant to Section 2:98 paragraph 2, of the Dutch Civil Code, the Company cannot hold more than half of its issued nominal share capital. If, as a result of the Repurchase the Company will exceed the aforementioned threshold, the Parties hereby agree that such repurchase for no consideration is postponed until the Company has taken appropriate measures.

5.	REGISTER; LEGEND.

(a)             Register. The Company shall maintain at its principal executive offices or with the transfer agent and registrar of the Company (or at such other office or agency of the Company as it may designate by notice to the Investor), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued and the number of Preferred Shares held by such Person from time to time. The Company shall keep the register open and available at all times during business hours for inspection of the Investor or its legal representatives.

(b)            Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Investor or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Investor under this Agreement.

6.	TERMINATION.

In the event that the Closing shall not have occurred by January 15, 2025, then the Investor shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Investor to any other party; provided, however, the right to terminate this Agreement under this Section 6 shall not be available to the Investor if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Investor's breach of this Agreement, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse the Investor for the expenses described herein unless the Investor shall be deemed to breach this Agreement. Nothing contained in this Section 6 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or any other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or any other Transaction Documents.

7.	MISCELLANEOUS.

(a)             Recitals. The recitals to this Agreement are a material and substantive part of this Agreement. The recitals are incorporated herein and made part of this Agreement.

(b)            Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Investor or to enforce a judgment or other court ruling in favor of such Investor. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(c)             Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(d)            Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(e)             Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(f)             Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including, without limitation, any term sheets) and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(g)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and email addresses for such communications shall be:

If to the Company, to:	SONO GROUP N.V.
Waldmeisterstr. 93 80935 Munich Germany Attention: Legal Department E-Mail: legal @sonomotors.com
With a copy to:	DLA Piper Nederland N.V. Strawinskyhuis Prinses Amaliaplein 3 1077 XS Amsterdam Netherlands +31 (0)20 541 98 88 Attention: Pabe Suurd E-Mail: Pabe.Suurd@dlapiper.com

If to the Investor, to:	Legal Department c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Email: legal@yorkvilleadvisors.com or to such other address, email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender's e-mail service provider containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively

(h)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Convertible Debentures (but excluding any purchasers of Conversion Shares, unless pursuant to a written assignment by the Investor). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. In connection with any transfer of any or all of its Securities, the Investor may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be the Investor hereunder with respect to such transferred Securities.

(i)              Indemnification.

(i)              In consideration of the Investor's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor its stockholders, partners, members, officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys' fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) , or (C) the status of the Investor or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). The Company will not be liable to any Indemnitee under the foregoing indemnification provisions, for any settlement by an Indemnitee effected without the Company’s prior written consent (except as set forth below), or (b) to the extent that any Indemnified Liability of such Indemnitee is finally determined by a court or arbitral tribunal to have resulted from the willful misconduct or gross negligence of the Investor or any other Indemnitee, and any expenses incurred in connection therewith that were previously reimbursed to the Investor or any other Indemnitee by the Company will be repaid to the Company by the Investor and such other Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)            Promptly after receipt by an Indemnitee under this Section 7(i) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 7(i), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 7(i), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)          The indemnification required by this Section 7(i) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the Company.

(iv)           The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(j)              No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

COMPANY:
SONO GROUP N.V.

By: /s/ George O’ Leary
Name: George O’Leary
Title: Chief Executive Officer and Managing Director

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

INVESTOR:
YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By: /s/ Michael Rosselli
Name: Michael Rosselli
Title: Partner

SCHEDULE 3(P)